Wells Fargo Bank Iowa, National Association

Amended and Restated Credit Agreement

THIS AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) dated as of March 28, 2001 (the “Effective Date”) is between Wells Fargo Bank Iowa, National Association (the “Bank”) and Patient Infosystems, Inc. (the “Borrower”).

BACKGROUND

The Borrower has asked the Bank to renew its existing $2,500,000.00 revolving line of credit, which the Borrower uses for general business purposes. Borrowings under the line are currently evidenced by a $2,500,000.00 promissory note dated December 23, 1999, as modified by a Note Modification Agreement dated March 21, 2000 (the “1999 Note”).

The Bank is agreeable to meeting the Borrower's request, provided that the Borrower agrees to the terms and conditions of this Agreement. The Revolving Note, this Agreement, and all "Security Documents" described in Exhibit A may collectively be referred to as the "Documents."

In consideration of the promises contained in this Agreement, the Borrower and the Bank agree as follows:

1.
LINE OF CREDIT
1.1
Line of Credit Amount. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit (the "Line") to the Borrower. Outstanding amounts under the Line will not, at any one time, exceed TWO MILLION FIVE HUNDRED THOUSAND DOLLARS and 00/100 Dollars ($2,500,000.00).
1.2
Line Availability Period. The "Line Availability Period" will mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is earlier, through and including March 31, 2002 (the "Line Expiration Date").
1.3
Advances. The Borrower's obligation to repay advances made under the Line will be evidenced by a single promissory note (the "Revolving Note") dated as of the Effective Date and in form and content acceptable to the Bank. Reference is made to the Revolving Note for interest rate and repayment terms. The Revolving Note will replace, but not be deemed to satisfy, the 1999 Note.
2.
EXPENSES
2.1
Origination Fee. The Borrower shall pay to the Bank an origination fee of $2,500.00, which shall be paid at closing, and which shall be deemed to be earned upon payment by the Borrower.
2.2
Commitment Fee. During the Line Availability Period the Borrower shall pay the Bank a commitment fee of 0.25% per annum on the average daily unused amount of the Line. This fee shall be calculated on the basis of actual days elapsed in a 360 day year and paid quarterly in arrears beginning June 30, 2001.
2.3
Documentation Expense. The Borrower agrees to reimburse the Bank for its reasonable expenses relating to the preparation of the Documents and any possible future amendments to the Documents, which reimbursement may include, but shall not be limited to, reimbursement of reasonable attorneys' fees, including the allocated costs of the Bank's in-house counsel. Despite such reimbursement the Borrower acknowledges that the Bank's counsel is engaged solely to represent the Bank and does not represent the Borrower.
2.3
Collection Expenses. In the event the Borrower fails to pay the Bank any amounts due under this Agreement or under the Documents, the Borrower will pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank.
3.
DISBURSEMENTS AND PAYMENTS
3.1
Requests for Advances. Any Line advance permitted under this Agreement must be requested by telephone or in a writing delivered to the Bank (or transmitted via facsimile) by any person reasonably believed by the Bank to be an authorized officer of the Borrower. The Bank will not consider any such request if there is an event which is, or with notice or the lapse of time would be, an event of default under this Agreement. Proceeds will be deposited into the Borrower's account at the Bank or disbursed in such other manner as the parties agree.
3.2
Interest Rate Option Based on LIBOR. In addition to interest rates based on the Base Rate Option defined in the Revolving Note, the Borrower may elect to fix a rate of interest for an agreed upon period of time and principal amount agreeable to the Bank and Borrower based upon the margin stated in the Revolving Note and at an interest rate derived from the current LIBOR rate available to the Bank on national or international money markets for a similar time period and dollar amount.

In order to elect the LIBOR Rate Option, as defined in the Revolving Note, the Borrower must request a quote from the Bank two days prior to funding. This request must designate an amount (the "LIBOR Rate Portion") and a period (the "LIBOR Interest Period"). The LIBOR Rate Portion must be at least $100,000 and the LIBOR Interest Period will be for 30, 60 or 90 days or such other period to which the parties may agree. The Bank shall not be obligated to provide a LIBOR rate quote if it determines that no deposits with an amount and maturity equal to those for which a quotation has been requested are available to it in the London interbank market. The Borrower must orally accept a quote when received or it will be deemed rejected. If accepted, the LIBOR Rate Option will remain in effect for the LIBOR Interest Period specified in the quote. At the end of each LIBOR Interest Period the principal amount subject to the LIBOR Rate Option shall bear interest at the Base Rate Option (as defined in the Revolving Note).
3.3
Payments. All principal, interest and fees due under the Documents shall be paid in immediately available funds as contracted in this Agreement and no later than the payment due date set forth in the statement mailed to the Borrower by the Bank. Should a payment come due on a day other than a day on which the Bank is open for substantially all of its business (a "Banking Day", except as otherwise provided), then the payment shall be made no later than the next Banking Day. For amounts bearing interest at the LIBOR Rate (if any) a Banking Day is a day on which the Bank is open for substantially all of its business and on which dealings in U.S. dollar deposits are carried on in the London interbank market.
4.
SECURITY

All amounts due under this Agreement and the Documents will be secured as provided in Exhibit A. The Borrower also hereby grants the Bank a security interest (independent of the Bank's right of set-off) in its deposit accounts at the Bank and in any other debt obligations of the Bank to the Borrower.
5.
CONDITIONS PRECEDENT

The Borrower must deliver to the Bank the documents described in Exhibit A, properly executed and in form and content acceptable to the Bank, prior to the Bank's initial advance or disbursement under this Agreement.
6.
REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this Agreement, the Borrower, to the best of its knowledge and upon due inquiry, makes the representations and warranties contained in Exhibit B. Each request for an advance under this Agreement constitutes a reaffirmation of these representations and warranties.
7.
COVENANTS

During the time period that credit is available under this Agreement, and thereafter until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:
7.1
Financial Information
(a)
Annual Financial Statements. Provide the Bank within 120 days of the Borrower's fiscal year end, the Borrower's annual audited financial statements.
(b)
Notices. Provide the Bank prompt written notice of (1) any event which has or might after the passage of time or the giving of notice, or both, constitute an event of default under the Documents, or (2) any event that would cause the representations and warranties contained in this Agreement to be untrue.
(c)
Additional Information. Provide the Bank with such other information as it may reasonably request, and permit the Bank to visit and inspect its properties and examine its books and records.
7.2
Other Covenants
(a)
Nature of Business. Refrain from engaging in any line of business materially different from that presently engaged in by the Borrower.
(b)
Books and Records. Maintain adequate books and records and refrain from making any material changes in its accounting procedures whether for tax purposes or otherwise.
(c)
Compliance with Laws. Comply in all material respects with all laws applicable to its business and the ownership of its property.
(d)
Preservation of Rights. Maintain and preserve all rights, privileges, charters and franchises it now has, excluding sale of assets in the ordinary course of business and the loss of a management contract with independent physicians.

These covenants were negotiated by the Bank and Borrower based on information provided to the Bank by the Borrower. A breach of a covenant is an indication that the risk of the transaction has increased. As consideration for any waiver or modification of these covenants, the Bank may require: additional collateral, guaranties or other credit support; higher fees or interest rates; and possible modifications to the Documents and the monitoring of the Agreement. The waiver or modification of any covenant that has been violated by the Borrower will be made in the sole discretion of the Bank. These options do not limit the Bank's right to exercise its rights under Section 8 of this Agreement.
8.
EVENTS OF DEFAULT AND REMEDIES
8.1
Default

Upon the occurrence of any one or more of the following events of default, or at any time afterward unless the default has been cured, the Bank may declare the Line to be terminated and in its discretion accelerate and declare the unpaid principal, accrued interest and all other amounts payable under the Revolving Note to be immediately due and payable:
(a)
Default by the Borrower in the payment when due of any principal or interest due under the Revolving Note and continuance for twenty (20) days.
(b)
Default by the Borrower in the observance or performance of any covenant or agreement contained in this Agreement, and continuance for more than twenty (20) days.
(c)
Default by the Borrower in the observance or performance of any covenant or agreement contained in the Documents, or any of them, excluding this Agreement, after giving effect to any applicable grace period.
(d)
Default by the Borrower in an amount exceeding $100,000.00 in any agreement with the Bank or any other lender that relates to indebtedness or contingent liabilities which would allow the maturity of such indebtedness to be accelerated.
(e)
Any representation or warranty made by the Borrower to the Bank in this Agreement, or in any financial statement or report submitted to the Bank by or on behalf of the Borrower or by or on behalf of the Guarantor before or after the Effective Date is untrue or misleading in any material respect.
(f)
Any litigation or governmental proceeding against the Borrower seeking an amount that would have a material adverse effect on the Borrower or the Borrower's operations and which is not insured or subject to indemnity by a solvent third party either 1) results in a judgment equal to or in excess of that amount against the Borrower or 2) remains unresolved on the 270th day following its filing.
(g)
A garnishment, levy or writ of attachment, or any local, state, or federal notice of tax lien or levy is served upon the Bank for the attachment of property of the Borrower in the Bank's possession or indebtedness owed to the Borrower by the Bank.
(h)
The Guarantor dies or becomes insolvent or is the subject of a voluntary or involuntary petition under the United States Bankruptcy Code, or the Guarantor is in default with respect to any liabilities or indebtedness owed to the Bank which would permit the Bank to accelerate his indebtedness.
(i)
The issuer of any one of the Standby L/Cs described in Exhibit A is placed into receivership by the FDIC or advises the Bank that it intends to repudiate its obligations to the Bank under the Standby L/C issued by it.
8.2
Immediate Default

If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's properties, or if a petition is filed by or against the Borrower under the United States Bankruptcy Code, then the Line shall immediately terminate and the unpaid principal, accrued interest and all other amounts payable under the Revolving Note and the Documents will become immediately due and payable without notice or demand.
9.
MISCELLANEOUS
(a)
360 Day Year. All interest and fees due under this Agreement will be calculated on the basis of actual days elapsed in a 360 day year.
(b)
GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all calculations for compliance with financial covenants will be made using generally accepted accounting principles consistently applied ("GAAP").
(c)
No Waiver; Cumulative Remedies. No failure or delay by the Bank in exercising any rights under this Agreement shall be deemed a waiver of those rights. The remedies provided for in the Agreement are cumulative and not exclusive of any remedies provided by law.
(d)
Amendments or Modifications. Any amendment or modification of this Agreement must be in writing and signed by the Bank and Borrower. Any waiver of any provision in this Agreement must be in writing and signed by the Bank.
(e)
Binding Effect: Assignment. This Agreement and the Documents are binding on the successors and assigns of the Borrower and Bank. The Borrower may not assign its rights under this Agreement and the Documents without the Bank's prior written consent. The Bank may sell participations in or assign this Agreement and the Documents and exchange financial information about the Borrower with actual or potential participants or assignees.
(f)
Iowa Law. This Agreement and the Documents will be governed by the substantive laws of the State of Iowa.
(g)
Severability of Provisions. If any part of this Agreement or the Documents are unenforceable, the rest of this Agreement or the Documents may still be enforced.
(h)
Integration. This Agreement and the Documents describe the entire understanding and agreement of the parties and supersedes all prior agreements between the Bank and the Borrower relating to each credit facility subject to this Agreement, whether verbal or in writing.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERNS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER. BY SIGNING BELOW THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED COPIES OF THIS AGREEMENT AND ALL OTHER DOCUMENTS.

Address for notices to Bank:              Address for notices to Borrower:

Wells Fargo Bank Iowa,                       Patient Infosystems, Inc.
   National Association                      46 Prince Street
666 Walnut Street, P.O. Box 837              Rochester, NY  14607
Des Moines, Iowa 50304-0837
Attention: Randall R. Stromley,              Attention: Kent Tapper
               Vice President
                                             With a copy to:

                                             John Pappajohn
                                             c/o Equity Dynamics
                                             2116 Financial Center
                                             666 Walnut Street
                                             Des Moines, Iowa 50309

Wells Fargo Bank Iowa,                       Patient Infosystems, Inc.
   National Association

By:                                       By:
    -------------------------------------      --------------------------------
      Randall R. Stromley, Vice President

                                          Its:
                                               --------------------------------

DC1425E1

EXHIBIT A

CONDITIONS PRECEDENT TO INITIAL ADVANCE

Note

The Revolving Note

Security Documents

Standby Letters of Credit. Standby letters of credit (each standby letter of credit a “Standby L/C”) issued by banking institutions acceptable to the Bank upon the application of each of the following individuals as account party in the following amount, naming the Bank as beneficiary thereunder: 1) John Pappajohn, $750,000.00; 2) Derace L. Schaffer, $1,250,000.00. Each Standby L/C will support the obligations of the Borrower under the Revolving Note.

Each Standby L/C shall bear an expiry date of April 30, 2002, and shall permit the Bank to draw upon it in an amount equal to the amount of the Standby L/C on the 20th day following a default by the Borrower under the Revolving Note or at any time on or after March 31, 2002.

Personal Guaranty of John Pappajohn. The unconditional personal Guaranty of John Pappajohn. Pursuant to the Guaranty, the Guarantor guarantees a maximum of $580,000.00 principal indebtedness, plus accrued interest on the full amount of the Line, plus collection costs.

Personal Line of Credit Reserve Agreement of John Pappajohn. An agreement with John Pappajohn whereby he agrees that his personal line of credit with the Bank will be reserved in the amount of $500,000.00 for purposes of making an advance to cover his obligations to the Bank under his personal Guaranty referenced above.

Security Agreement of Borrower. The Security Agreement signed by the Borrower dated December 23, 1999, granting the Bank a first lien security interest in the Borrower’s accounts, inventory, equipment and general intangibles described in that Agreement, together with one or more UCC-1 Financing Statements sufficient to perfect the security interest granted to the Bank in each jurisdiction where such property is located.

Authorization

Corporate Certificate of Authority. A certificate of the Borrower’s corporate secretary as to the incumbency and signatures of the officers of the Borrower signing the Documents and containing a copy of resolutions of the Borrower’s board of directors authorizing execution of the Documents and performance in accordance with the terms of the Agreement.

Organization

Articles of Incorporation And By - Laws. A certified copy of the Borrower's Articles of Incorporation and By-Laws and any amendments, if applicable.

Certificate of Good Standing. A copy of the Borrower's Certificate of Good Standing, recently certified by the Delaware Secretary of State.

Other

Arbitration Agreement. The Arbitration Agreement dated December 23, 1999 signed by the Bank and Borrower, subjecting to binding arbitration potential controversies between the Bank and Borrower relating to the Documents and the Agreement, as more fully described in the Arbitration Agreement.

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EXHIBIT B

REPRESENTATIONS AND WARRANTIES

Organizational Status. The Borrower is a corporation duly formed and in good standing under the laws of the State of Delaware.

Authorization. This Agreement, and the execution and delivery of the Documents required hereunder, is within the Borrower’s powers, has been duly authorized and does not conflict with any of its organizational documents or any other agreement by which the Borrower is bound, and has been signed by all persons authorized and required to do so under its organizational documents.

Litigation. There is no litigation or governmental proceeding pending or threatened against the Borrower which could have a material adverse effect on the Borrower’s financial condition or business, except those disclosed in Exhibit C attached hereto.

Taxes. The Borrower has paid when due all federal, state and local taxes.

No Default. Except as otherwise disclosed to the Bank prior to the date hereof, there is no event which is, or with notice or the lapse of time would be, an event of default under this Agreement.

ERISA. The Borrower is in compliance in all material respects with ERISA and has received no notice to the contrary from the PBGC or other governmental entity.

Environmental Matters. (1) The Borrower is in compliance in all material respects with all health and environmental laws applicable to the Borrower and its operations and knows of no conditions or circumstances that could interfere with such compliance in the future; (2) the Borrower has obtained all environmental permits and approvals required by law for the operation of its business; and (3) the Borrower has not identified any “recognized environmental conditions”, as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject the Borrower to enforcement action if brought to the attention of appropriate governmental authorities.

DC1425E1